EXHIBIT 32.1
                                                                    ------------

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the annual report of CDKNet.Com, Inc. (the "Company") on Form 10-KSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on October 14, 2003 (the "Report"), I, Steven A. Horowitz, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ Steven A. Horowitz
-----------------------------------
Steven A. Horowitz
Chief Executive Officer
October 14, 2003


A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.